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                                   EXHIBIT 6



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                               EXHIBIT 6

                           CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issue by Advanta Home Equity Loan Trust 1998-B, Class A Asset Backed Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


Dated:  September 25, 1998

                   Bankers Trust Company of California, N.A.

                   By: /s/ Katie M. Wannemacher
                   Katie M. Wannenmacher
                   Assistant Vice President